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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of June, 2003 (the "Effective Date"), by and between Intrepid Capital Corporation, a Delaware corporation, and its wholly-owed subsidiary, Intrepid Capital Management, Inc., a Florida corporation (collectively referred to herein as the "Company"), and Forrest Travis, a resident of the State of Florida ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the parties wish to modify Employee's employment relationship with the Company; and

         WHEREAS, Company desires to employ Employee and Employee desires to accept employment by Company through the Term (as defined below) upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. RESIGNATION. Employee, upon the parties' execution of this Agreement, hereby resigns his position as Chief Executive Officer of the Company.


2. EMPLOYMENT TERM. The Company shall employ Employee, and Employee shall be so employed, with the title of "Chairman" for the purpose of engaging in sales and sales management activities on behalf of the Company for a term commencing on the Effective Date and ending on the seventh anniversary of the Effective Date (the "Term"), unless otherwise extended, renewed or terminated pursuant to the terms hereof. Consistent with such position, Employee shall, sell the investment products of Intrepid Capital Management, Inc., and supervise all sales personnel and activities.

3. TIME AND EFFORTS. Employee shall perform the duties described above in accordance with generally accepted industry standards and shall be responsible for determining the sales strategy and activities necessary to reasonably perform such duties.

4. COMPENSATION.

         a. ANNUAL SALARY. Employee's annual salary ("Annual Salary") during the Term hereof shall be Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's standard payment terms. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, increase the Annual Salary during the Term.

         b. COMMISSION PAYMENTS. Employee shall also be paid override "Commissions" equal to:

                  (i) ten percent (10%) of Revenue (as defined below) from Company clients utilizing Company's services as a result of Employee's activities on behalf of the Company from January 1, 2003 through the end of the Term; and


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                  (ii) five percent (5%) of Revenue from Company clients
utilizing Company's services as a result of activities performed on behalf of the Company by anyone other than himself.

Any and all Commissions due to Employee under Section 4b(i) in respect of Revenue received by the Company between January 1, 2003 and the Effective Date shall be paid by Company to Employee immediately upon execution of this Agreement. All other Commissions due hereunder shall be paid by the Company in accordance with its commission payroll policies.

For purposes of this Agreement, "Revenue" shall mean gross payments received from a client for services performed by the Company net of charges and actual subsequent credits or allowances for discounts, rebates, reductions, or other actual diminution.

         c. VACATION. Employee shall be entitled to thirty (30) days of paid vacation annually during his employment with the Company pursuant to the terms and provisions of this Agreement.

         d. WITHHOLDING, FICA, FUTA, ETC. Any amount to be paid to Employee under the provisions of this Agreement shall be subject to, and reduced by, any applicable federal, state or local taxes imposed by law. Notwithstanding the above, Employee shall be liable for any and all federal, state, local and foreign taxes imposed as a result of any compensation, payments, or other benefits issued hereunder.

         e. CAR ALLOWANCE. Employee shall be entitled to receive an automobile allowance of Nine Hundred and No/100 Dollars ($900.00) to cover the cost of Employee's car lease payment, mileage and related operating costs. The automobile allowance shall be payable monthly by the Company to Employee.

         f. PERSONAL ASSISTANT. The Company shall employ a personal assistant selected by Employee and provided to assist Employee in the performance of the duties hereunder. The Company agrees to compensate such assistant in a manner reasonably comparable to other employees employed in the Company's industry who have similar skill and experience.

         g. EXPENSE ACCOUNT. The Company shall provide Employee with a Company credit card and the expense account in the amount of the actual expenses incurred on the Company's behalf. Employee shall utilize the expense account by charging expenses related to the performance of Employee's duties set forth herein to the Company credit card provided to Employee.

5. BENEFITS. Employee's eligibility to participate in all fringe benefit programs of the Company offered to its professional employees (including, without limitation, life insurance, disability insurance, dental and medical coverage, and vacation), shall continue after the Effective Date, and Employee shall retain any seniority or other privilege that has accrued or is accruing to Employee as a result of his relationship with the Company prior to the Effective Date, including, without limitation, Company payment of Employee's membership in the country clubs and professional associations that Employee is a member of as of the Effective Date (or any other country club(s) or professional associations in lieu of the current country clubs or professional associations in which Employee is currently a member).

6. TERMINATION. The parties agree that Employee's Term of employment may be terminated at any time, for any reason or for no reason, with Cause or without Cause (as defined below) by the Company or Employee.

         a. TERMINATION WITH CAUSE. The parties agree that Employee's employment may be terminated at any time with notice by the Company for Cause ("Termination With Cause"). For purposes of this Agreement, the term "Cause" shall mean any one of the following events:

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                  (i) Employee's knowing and willful misconduct that has a
material adverse effect on the Company's business and that is not remedied within thirty (30) days after Employee's receipt of notice thereof; or

                  (ii) Employee's commission of a felony or an illegal act involving moral turpitude or fraud.

         b. TERMINATION WITHOUT CAUSE. "Termination Without Cause" means any termination of employment by the Company that is not a "Termination With Cause" as defined above. A resignation or voluntary departure from the Company by Employee shall not be deemed a Termination Without Cause under this Agreement.

         c. POST TERMINATION OBLIGATIONS OF COMPANY. Except as specifically provided herein, upon any termination of employment of Employee, Employee shall only be entitled to receive all amounts due under Section 4 of this Agreement through his date of termination, and no additional remuneration shall be owed to Employee. Notwithstanding the foregoing, in the event of a Termination Without Cause by the Company, the Company shall pay to Employee an amount equal to (i) one hundred percent (100%) of his Annual Salary as in effect at the date of termination multiplied by the number of years (and/or any fractional portion thereof) remaining from the date of Employee's termination until the end of the Term and (ii) Commissions due to Employee under Section 4.b. for two (2) years following the date of Employee's termination. Any amounts described in Section 6.c(i) shall be paid to Employee in a single lump-sum payment, subject to all applicable federal, state and/or local taxes and/or withholdings, within ten
(10) days of the date of termination.

         d. POST TERMINATION OBLIGATIONS OF EMPLOYEE. Upon termination of employment for any reason, Employee shall return immediately to the Company all documents, property, and other records of the Company, and all copies thereof.

7. CONFIDENTIAL INFORMATION.

         a. The Company may disclose to Employee certain Confidential Information. Employee acknowledges and agrees that the Confidential Information is the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company owns all worldwide copyrights, trade secret rights, confidential and proprietary information rights, and all other property rights therein.

         b. Employee acknowledges and agrees that the disclosure of the Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Confidential Information.

         c. Employee agrees to use the Confidential Information solely for the benefit of the Company. Except in the performance of services for the Company, Employee will hold in confidence and not use, reproduce, distribute, transmit, or transfer the Confidential Information or any portion thereof communicated, discussed, delivered or made available by the Company to or received by Employee, whether orally or in written form, without the prior written consent of the Company.

         d. Employee acknowledges that his obligations under this Agreement with regard to the Confidential Information remain in effect during the Term and for a period of two (2) years thereafter. The foregoing obligations shall not apply if and to the extent that: (a) Employee establishes that the information communicated was already known to Employee, without


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obligation to keep it confidential, at the time of its receipt from the Company;
(b) Employee establishes that the information communicated was received by Employee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; (c) was independently developed by Employee without violating this Agreement; or (d) Employee establishes that the information communicated was publicly known at the time of its receipt by Employee or has become publicly known other than by a breach of this Agreement or other action by Employee.

         e. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential.

         f. In the event of any breach or threatened breach of the provisions of this Section or the preceding Section 6, the Company may apply to any court of competent jurisdiction to enjoin such breach or threatened breach. Any such remedy shall be in addition to Company's remedies at law under such circumstances.

8. INDEMNIFICATION. The Company shall indemnify and hold harmless Employee in accordance with the indemnification obligations of the Company to the extent extended to other officers of the Company.

9. NOTICES. Any notice given hereunder shall be in writing and be sent via certified mail, overnight courier service (with proof of delivery), or facsimile (with confirmation of receipt) and addressed to the appropriate party at the address, or sent to the facsimile number of the appropriate party, set forth below or at such other address, or facsimile number, as the party shall designate from time to time in a written notice. Notice shall be effective three
(3) days after sent by certified mail, one (1) business day after sent by overnight courier service or upon receipt if sent by facsimile (receipt confirmed):

      if to Employee:                   if to Company:

                                        Intrepid Capital Corporation and/or
      Forrest Travis                    Intrepid Capital Management, Inc.
      4934 Prince Edward Rd.            3652 South Third Street, Ste. 200
      Jacksonville, FL  32210           Jacksonville Beach, FL  32250
                                        Attention:  President & CEO

10. BINDING EFFECT; ASSIGNABILITY. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The Company may assign this Agreement, without Employee's consent, to any entity that controls or is controlled by the Company, provided, however, that Employee's duties and obligations hereunder are not materially increased or decreased as a result of such assignment. Employee acknowledges that these services are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement and any such attempt to assign shall be void.

11. WAIVER; AMENDMENT. No waiver or amendment of this Agreement, or any provision hereof, shall be valid unless such waiver or amendment is in writing and signed by the party sought to be charged therewith.

12. GOVERNING LAW. This Agreement shall be construed in accordance with the substantive laws of the State of Florida without regard to the conflict of laws principles thereof.


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13. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be invalid by a court of competent jurisdiction, such determination shall in no way affect the validity or enforceability of any other provisions hereof.

14. ENTIRE AGREEMENT; MISCELLANEOUS. The parties acknowledge and agree that they are not relying on any representations, oral or written, other than those expressly contained herein. This Agreement supersedes all prior agreements, proposals, negotiations, conversations discussions and course of dealing between the parties with respect to the subject matter hereof. Paragraph headings are for convenience of reference only and are not intended to create substantive rights or obligations. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first above written.

                                  COMPANY:


                                  INTREPID CAPITAL CORPORATION



                                  By: /s/ Mark F. Travis
                                      ------------------------------
                                             MARK TRAVIS
                                  Title: President and CEO



                                  INTREPID CAPITAL MANAGEMENT, INC.


                                  By: /s/ Mark F. Travis
                                      ------------------------------
                                              MARK TRAVIS
                                  Title: President and CEO


                                  EMPLOYEE:


                                  By: /s/ Forrest Travis
                                     -------------------------------
                                            FORREST TRAVIS
                                  Title:  Chairman



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